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                                   EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING


     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  November 24, 1999


            BIOTECHNOLOGY VALUE FUND, L.P.

            By:  BVF Partners L.P., its general partner

                 By:   BVF Inc., its general partner


                       By: /s/ Mark N. Lampert
                           ----------------------
                           Mark N. Lampert
                           President

            BVF PARTNERS L.P.

            By:  BVF Inc., its general partner


                 By: /s/ Mark N. Lampert
                     ----------------------
                     Mark N. Lampert
                     President

            BVF INC.


            By: /s/ Mark N. Lampert
                ---------------------
                Mark N. Lampert
                President